                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                              HMI INDUSTRIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                              HMI INDUSTRIES INC.
                            GENESIS OFFICE BUILDING
                              6000 LOMBARDO CENTER
                            SEVEN HILLS, OHIO 44131
                                 (216) 986-8008

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 22, 2003
                            ------------------------

To the stockholders of

                              HMI INDUSTRIES INC.

     Notice is hereby given that the Annual Meeting of Stockholders of HMI INDUSTRIES INC. (the "Company") will be held on Thursday, May 22, 2003, at 10:00 A.M., Eastern Daylight time, at the Genesis Office Building, 6000 Lombardo Center, Seven Hills, Ohio, 44131 for the following purposes:

          1. To elect eight directors to hold office for the term expiring in 2004.

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 17, 2003 are entitled to receive notice of and to vote at the Annual Meeting.

     You are invited to attend the meeting and vote. Whether or not you attend the meeting in person, you are requested to sign and date the enclosed proxy card, and mail it to the Company in the enclosed envelope. If you attend the meeting in person, you may withdraw your proxy and vote in person if you so desire.

                                            By Order of the Board of Directors

                                            /s/ John S. Meany, Jr.
                                            John S. Meany, Jr.
                                            Secretary

May 8, 2003

                            YOUR VOTE IS IMPORTANT.
                PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY.

                              HMI INDUSTRIES INC.
                            GENESIS OFFICE BUILDING
                              6000 LOMBARDO CENTER
                            SEVEN HILLS, OHIO 44131
                                 (216) 986-8008
                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 22, 2003
                            ------------------------

                                 VOTING RIGHTS

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of HMI Industries Inc. (the "Company") of proxies in accompanying form, both of which are first being mailed to stockholders on approximately May 8, 2003. The record date for the meeting is April 17, 2003. At that date there were 6,745,609 shares of Common Stock issued and outstanding. Each share entitles the holder to one vote on each matter to come before the meeting. The presence in person or by proxy of a majority of the Common Stock issued and outstanding is necessary for a quorum at any meeting of shareholders. Broker "non-votes" will be counted as present for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on that particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     Provided a quorum is present, a plurality of votes duly cast will be sufficient to elect directors. Votes that are withheld and broker "non-votes" will have no effect on the balloting for directors.

     A stockholder giving a proxy may revoke the proxy by notice in writing or in person to the Secretary of the Company before it is exercised. All proxies given and not revoked will be voted at the meeting. If the stockholder has indicated a choice on the proxy with respect to the matter to be voted upon, the shares will be voted as specified. If no choice is specified, the shares will be voted for the nominees for election to the Board of Directors. In the event of the death, disqualification, or inability of any of the director nominees to serve, the shares will be voted for the election of such other person as the Board of Directors may recommend in place of such nominee. The Board of Directors has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.

                             ELECTION OF DIRECTORS

     Eight directors have been nominated for election as directors for a one-year term expiring in 2004. The following information is presented regarding the nominees for election as director:

     Robert Breadner, age 47, is a nominee for director. He is a private investor. He was President and Chief Executive Officer of Breadner Trailer Sales Ltd., a distributor of transport trailers for the trucking industry, for over five years until the sale of the company in 2001.

     Thomas N. Davidson, age 63, became a director in 2000. He has served as Chairman of NuTech Precision Metals, a manufacturer of reactor tubes for nuclear power plants, since 1989, and as Chairman of the Quarry Hill Group, a venture capital firm and personal investment holding company, since 1990. He is a director of Derlan Industries, Ltd., MDC Corporation, Inc., TLC Vision Corporation and Azure Dynamics Corp.

     Kirk W. Foley, age 61, became a director in 2002. Mr. Foley has been the Chairman and Chief Executive Officer of Tube Fab Ltd., a company that shapes, bends and machines metal tubing, since 1997. From 1989 to 1997 Mr. Foley served as Chairman or President and as Chief Executive Officer of the Company. He also served as a director of the Company from 1988 to 1997. Mr. Foley is the father of Wesley Eric Foley, a nominee for director.

     Wesley Eric Foley, age 33, is a nominee for director. Mr. Foley has been Director of sales and marketing for Tube-Fab Ltd., a company that shapes, bends and machines metal tubing, since 2001. From 1993 to 2001 he held several international sales and marketing positions with the Company. Mr. Foley is the son of Kirk W. Foley, a director of the Company.

     James R. Malone, age 60, became a director in 1996. Mr. Malone was elected Chairman of the Board of Directors of the Company in 1996, and was elected as Chief Executive Officer in 1997. Mr. Malone is also a managing director and founding partner of Bridge Associates LLC, a financial and business restructuring and consulting firm, and has been associated with Bridge since its founding in 2000. Through his association with Bridge, Mr. Malone occasionally serves as an executive officer of companies that retain Bridge to assist in their financial restructuring, and as part of the restructuring strategy some of these companies file for bankruptcy. The Company does not believe that Mr. Malone's service as an executive officer with such companies, which arises solely because of his affiliation with Bridge, is material to an evaluation of the ability or integrity of Mr. Malone to serve as a director or executive officer of the Company. Mr. Malone also served as Chairman of the Board and Chief Executive Officer of Bliss Manufacturing Company (renamed Bliss Technologies Inc. after its sale in 1998), a former subsidiary of the Company, from 1997 until March 1998. He served as Chairman of the Board of Bliss Technologies Inc. from March 1998 until February 1999. In January 2000 Bliss Technologies Inc. filed a petition in the United States Bankruptcy Court in Detroit, Michigan under Chapter 11 of the Bankruptcy Act. Mr. Malone is a director of AmSouth Bancorporation and Ametek Inc.

     John A. Pryor, age 60, became a director in 2001. He has served as President and Chief Operating Officer of the Company since 2001. From 1996 to 2000 he was President and Chief Executive Officer of Valley Innovative Services, a food services management company. From 1992 to 2001, he was President of Pryor and Associates, which provides consulting services to the food service industry.

     Murray Walker, age 53, became a director in 1998. He has been President of Isetan Management Ltd., a private investment company, since 1988. He has been Chairman of Simcoe Coach Lines Ltd., a school and charter bus service company, since 2001, and served as President of Simcoe from 1989 to 2001.

     Ivan J. Winfield, age 68, became a director in 1995. He is an independent business and financial consultant, and since 1995 also has been an Associate Professor at Baldwin-Wallace College in Berea, Ohio. Mr. Winfield was a partner of Coopers & Lybrand, a predecessor firm to PricewaterhouseCoopers (the Company's auditors) from 1970 to 1994. Mr. Winfield is a director of Boykin Lodging Company, Office Max, Inc. and Rainbow Rentals, Inc.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, independent certified public accountants, to audit the accounts of the Company for the year ended September 30, 2003. PricewaterhouseCoopers, which has no other relationship to the Company, served as the Company's auditors in 2002. A representative of PricewaterhouseCoopers is expected to attend this meeting with the opportunity to make a statement and to respond to appropriate questions from stockholders.

     PricewaterhouseCoopers LLP billed the Company for the following services in 2002. The Audit Committee has determined that the provision to the Company of the non-audit services specified below is compatible with maintaining the independence of PricewaterhouseCoopers.

     Audit Fees: The Company was billed $162,913 for professional services related to the audit of the annual financial statements for the 2002 fiscal year and the reviews of the Company's quarterly reports on Form 10-Q for the 2002 fiscal year.

     Financial Information Systems Design and Implementation: The Company did not engage PricewaterhouseCoopers to provide advice or services regarding financial information systems design and implementation during the 2002 fiscal year.

     All Other Fees: Fees billed by PricewaterhouseCoopers for all non-audit services in fiscal 2002 totaled $105,625. These fees related to domestic and foreign tax planning and assistance with the preparation of tax returns; audit and tax services related to the Company's employee benefit plans; and advice and assistance with the examination of prior tax years by government authorities.

             COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Company's Board of Directors held four meetings during 2002. During 2002 the Board had a standing Audit Committee, Compensation Committee, Executive Committee and Nominating Committee. Each director attended at least 75% of the meetings of the Board and those committees on which the director served.

BOARD COMMITTEES

     The Audit Committee is composed of Thomas N. Davidson (Chairman), Murray Walker and Ivan Winfield. At the beginning of 2002 the Audit Committee was composed of John S. Meany, Jr. (Chairman), Murray Walker and Ivan Winfield. When the Board of Directors was reorganized in February 2002, Mr. Meany resigned from the Board. Thomas N. Davidson was added to the Audit Committee, replacing Mr. Meany, and became the Chairman. The Audit Committee held two meetings in 2002 prior to the Board reorganization in February 2002. The reconstituted Audit Committee did not meet in 2002, but has met three times so far in 2003. The function of the Audit Committee is to hire the independent auditors and to evaluate the performance of the independent auditors; to review with the independent auditors the plan and scope of the audit and the related audit fees; to review the audit report with the independent auditors and the Company's financial management; to review the financial statements and the scope and results of the independent auditors' examinations and report such matters to the Board of Directors; to review the adequacy of the Company's internal controls; to approve all non-audit services undertaken by the independent auditors; and to perform such other duties as may be required by the Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of this charter was published in the proxy statement issued for the 2001 Annual Meeting of Stockholders held on March 8, 2001. The Company follows the independent director requirements of the NASDAQ Stock Market listing standards. Under this definition, all members of the Audit Committee are independent.

     The Compensation Committee is composed of Ivan J. Winfield (Chairman), Thomas N. Davidson and Kirk W. Foley. At the beginning of 2002 the Compensation Committee was composed of Robert J.

Abrahams (Chairman), Thomas N. Davidson and John S. Meany, Jr. When the Board of Directors was reorganized in February 2002, Mr. Abrahams and Mr. Meany resigned from the Board. Mr. Foley, who was added to the Board in February 2002 and Mr. Winfield were added to the Compensation Committee, with Mr. Winfield becoming Chairman. The Compensation Committee considers matters relating to the compensation of senior officers of the Company, the employee benefit plans of the Company, including the 1992 Omnibus Long-Term Compensation Plan, and such other matters as may be referred to it by the Board of Directors. The Compensation Committee as composed prior to the Board reorganization in February 2002 held two meetings in 2002. The reconstituted Compensation Committee did not meet in 2002.

     The Executive Committee is composed of James R. Malone (Chairman), Kirk W. Foley and John A. Pryor. The Executive Committee is authorized to exercise, between meetings of the Board of Directors, the powers of the Board of Directors in the management of business and affairs of the Company, except for those powers reserved by law or resolution to the Board of Directors. The Executive Committee held three meetings in 2002.

     The Nominating Committee is composed of James R. Malone (Chairman), Kirk W. Foley and Murray Walker. The Nominating Committee recommends candidates to fill vacancies on the Board of Directors and considers such other matters as may be referred to it by the Board of Directors. The Nominating Committee does not consider nominees recommended by security holders. The Nominating Committee did not meet in 2002.

COMPENSATION

     A director who is an employee of the Company is not separately compensated for service as a director. Each non-employee director receives a retainer of $20,000 per year, payable quarterly. Each non-employee director also receives $1,000 per meeting for each committee meeting attended and for each Special Board of Directors meeting attended.

     Pursuant to the Company's Omnibus Long-Term Compensation Plan, on the first business day of the calendar year each non-employee director automatically receives an option to purchase 6,000 shares of Common Stock of the Company (as adjusted for stock splits).

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61; has reviewed and discussed the 2002 audited financial statements with PricewaterhouseCoopers and management; has received and reviewed the written disclosures and letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1, and has discussed with PricewaterhouseCoopers its independence from management and the Company. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2002 for filing with the Securities and Exchange Commission.

                                            For the Audit Committee

                                            Thomas N. Davidson (Chairman)
                                            Murray Walker
                                            Ivan Winfield

                               SECURITY OWNERSHIP

STOCKHOLDERS VOTING AGREEMENT

     Several shareholders, including two current and one former member of the Board of Directors, have entered into a Stockholders Voting Agreement pursuant to which Kirk W. Foley has been given an irrevocable proxy to vote their shares on all matters submitted to the Company's stockholders for vote, including any vote relating to a sale or merger of the Company or the purchase or sale of assets by the Company (the "Agreement"). The Agreement also restricts the ability of the participating shareholders from selling or transferring their shares other than in accordance with the Agreement. The Agreement is valid until October 19, 2004, unless terminated sooner in accordance with the terms of the Agreement.

     Under the terms of a settlement agreement entered into with Mr. Foley in 2002, he agreed to vote all of the shares that he beneficially owns, including all of the shares under the Agreement, in favor of the nominees for election to the Board and to refrain from certain activities designed to exercise control over the Board or the business of the Company. This provision is in effect until this annual stockholders meeting.

PRINCIPAL OWNERS OF VOTING SECURITIES

     The following table sets forth the names and share ownership as of April 17, 2003 of those persons who, to the knowledge of the Company, are the beneficial owners of more than 5% of the Company's outstanding Common Stock based upon information furnished to the Company by such person. Each beneficial owner has sole power to vote and dispose of the shares indicated, except as otherwise stated.

                                                 AMOUNT &
NAME AND ADDRESS OF                             NATURE OF
BENEFICIAL OWNERS                               BENEFICIAL         PERCENT OF
AS OF APRIL 17, 2003                            OWNERSHIP         COMMON STOCK
--------------------                            ----------        ------------
Barry L. Needler                                1,860,000(1)(2)      27.57%
P.O. Box 2463, Station B
Richmond Hill, Ontario L4E 1A5
Steeplechase Corp.(3)                           1,709,250            25.34%
P.O. Box 2463, Station B
Richmond Hill, Ontario L4E 1A5
Kirk W. Foley                                   2,894,044(4)         42.90%
2045 Lakeshore Blvd., #3507
Toronto, Ontario M8V 2Z6
Amherst Tanti U.S. Inc.(5)                        520,148             7.71%
2045 Lakeshore Blvd., #3507
Toronto, Ontario M8V 2Z6
James R. Malone                                   563,405(6)          8.01%
HMI Industries Inc.
6000 Lombardo Center
Seven Hills, OH 44131
U.S. Bancorp                                      546,015(7)          8.09%
800 Nicollet Mall
Minneapolis, MN 55402
John S. Meany, Jr.                                528,479(8)          7.83%
9200 S. Winchester Ave
Chicago, Illinois 60620
Robert J. Williams                                466,937             6.92%
50 Midtown Park East
Mobile, AL 36606

                                                 AMOUNT &
NAME AND ADDRESS OF                             NATURE OF
BENEFICIAL OWNERS                               BENEFICIAL         PERCENT OF
AS OF APRIL 17, 2003                            OWNERSHIP         COMMON STOCK
--------------------                            ----------        ------------
Thomas N. Davidson                                373,192(9)          5.53%
7 Sunrise Cay Drive
Key Largo, FL 33037
Dimensional Fund Advisors                         359,575             5.33%
1299 Ocean Drive
Santa Monica, CA 90401

---------------

(1) Includes shares owned of record and beneficially by Fairway Inc. (150,750 shares) and Steeplechase Corp. (1,709,250 shares). Mr. Needler controls these corporations and serves as a Director and Chief Executive Officer of these corporations.

(2) Under the terms of the Agreement Barry Needler has surrendered his right to vote or transfer the shares except in accordance with the Agreement.

(3) Mr. Needler is the President and Chief Executive Officer of Steeplechase
    Corp.

(4) Includes 520,148 shares owned of record by Amherst Tanti U.S. Inc. and 10,300 shares in a retirement fund. Also includes 2,339,028 shares for which Mr. Foley holds an irrevocable proxy pursuant to the Agreement. Mr. Foley shares voting power over a portion (546,015) of these shares. See footnote 7 below.

(5) Amherst Tanti U.S. Inc. is owned by Kirk W. Foley and his wife. Mr. Foley serves as President of this corporation.

(6) Includes 284,999 shares subject to issuance upon the exercise of stock options exercisable within 60 days hereof. Also includes 11,000 shares owned by his wife, beneficial ownership of which is disclaimed.

(7) These shares are included in the total for Mr. Foley, and voting power over these shares is shared with Mr. Foley. U.S. Bancorp does not have power to dispose of these shares.

(8) Includes 6,750 shares owned by his wife, beneficial ownership of which is disclaimed.

(9) Includes 4,500 shares subject to issuance upon the exercise of stock options exercisable with 60 days hereof.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of April 17, 2003, information concerning the number of shares of Common Stock beneficially owned by each director, each nominee for director, each named executive officer, and by all executive officers and directors as a group. The totals shown below for each person and for the group include shares held personally, shares held by immediate family members, and shares acquirable within sixty days of the date hereof by the exercise of stock options.

                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)

                                         DIRECT        EXERCISABLE
       NAME OF BENEFICIAL OWNER         OWNERSHIP      OPTIONS(2)         TOTAL        PERCENT(3)
       ------------------------         ---------      -----------      ---------      ----------
Robert Breadner                                0               0                0            *
Thomas N. Davidson                       369,692           4,500          373,192         5.53%
Daniel J. Duggan                         216,550          73,333          289,883         4.25%
Kirk W. Foley                           2,894,044(4)           0        2,894,044        42.90%
Wesley Eric Foley                          3,437(5)            0            3,437            *
James R. Malone                          278,406(6)      284,999          563,405         8.01%
Joseph L. Najm                            22,000          26,666           48,666            *
John A. Pryor                             40,552(7)       50,000           90,552         1.33%
Murray Walker                            258,100(8)       15,000          273,100         4.04%
Darrell Weeter                            85,625          50,833          136,458         2.01%
Ivan J. Winfield                          15,000(9)      115,000          130,000         1.89%
All Executive Officers and Directors
  as a Group                            4,465,285        666,164        5,131,449        69.23%

---------------

(1) Each person has sole voting and investment power with respect to all shares shown except as indicated below.

(2) Represents shares subject to stock options that are currently exercisable or become exercisable within 60 days hereof.

(3) Unless otherwise indicated, the percentage of Common Stock owned is less than one percent of the Common Stock outstanding.

(4) Includes 520,148 shares owned of record by Amherst Tanti U.S. Inc. and 10,300 shares in a retirement fund. Also includes 2,339,028 shares for which Mr. Foley holds an irrevocable proxy pursuant to the Agreement. Mr. Foley shares voting power over 546,015 shares with another party.

(5) Includes 375 shares owned by his wife, beneficial ownership of which is disclaimed.

(6) Includes 11,000 shares owned by his wife, beneficial ownership of which is disclaimed.

(7) Includes 21,500 shares held in a retirement fund.

(8) A portion of these shares (253,100) are subject to the Agreement.

(9) Includes 12,200 shares held in a retirement plan.

                             EXECUTIVE COMPENSATION

INTRODUCTION

     The following table sets forth for each of the years 2000, 2001 and 2002 the respective amounts of compensation for the Chief Executive Officer and the four most highly compensated executive officers of the Company as of September 30, 2002 whose compensation exceeded $100,000.

                                             ANNUAL COMPENSATION                    LONG TERM
                                     -----------------------------------     COMPENSATION AWARDS(4)
                                                            OTHER ANNUAL   ---------------------------
          NAME AND                                          COMPENSATION   RESTRICTED        STOCK        ALL OTHER
     PRINCIPAL POSITION       YEAR   SALARY(1)   BONUS(2)      ($)(3)      STOCK($)(5)   OPTIONS(#)(6)   COMPENSATION
     ------------------       ----   ---------   --------   ------------   -----------   -------------   ------------
James R. Malone(7)            2002   $211,711    $73,650      $60,020        $     0              0        $28,300(8)
Chairman and Chief            2001   $343,986    $     0      $70,597        $     0        100,000        $28,300(8)
Executive Officer             2000   $340,225    $162,500     $50,000        $     0        235,000        $28,300(8)
John A. Pryor(9)              2002   $227,559    $79,174           --        $     0              0        $ 5,784(10)
President                     2001   $ 13,641    $     0           --        $     0        150,000        $ 1,608(10)
Joseph L. Najm(11)            2002   $143,825    $56,846           --        $     0              0        $ 4,096(10)
Vice President-Operations     2001   $132,392    $     0           --        $     0         50,000        $ 3,780(10)
                              2000   $120,400    $139,036          --        $     0              0        $ 1,800(10)
Darrell Weeter(12)            2002   $411,715    $16,729           --        $     0              0        $ 5,409(10)
Vice President; President,    2001   $317,505    $11,667           --        $     0         40,000        $ 5,250(10)
Americas Sales Division       2000   $249,586    $     0           --        $16,250         30,000        $ 2,750(10)
Daniel J. Duggan(13)          2002   $312,569    $16,729           --        $     0              0        $ 4,053(10)
Vice President; President,    2001   $226,606    $     0           --        $     0         40,000        $ 3,603(10)
International Sales Division  2000   $286,121    $     0           --        $     0         35,000        $ 2,250(10)

---------------

 (1) Salary amounts include automobile allowance and, for Mr. Weeter and Mr. Duggan, commissions on sales in their geographic areas of responsibility.

 (2) Amounts paid were pursuant to the Company's incentive bonus plan for senior management, plus an additional bonus in 2000 for Mr. Najm based on cost reductions at the Company's manufacturing facility. Beginning in 2002, participants in the Company's incentive bonus plan may elect to receive a portion of the bonus in Common Stock of the Company. Mr. Malone and Mr. Pryor were the only named executive officers to make this election in 2002.

 (3) No executive officer received perquisites or other benefits required to be disclosed under applicable regulations except for James R. Malone. He received a $50,000 lump sum payment to be spent in his discretion on such perquisites and benefits as he desired. The amount for 2001 and 2002 also includes additional amounts for payment of taxes on certain perquisites.

 (4) The Company maintains plans under which stock options may be awarded. The Company does not, however, make "long term compensation awards" as that term is used in applicable SEC rules, because the amount of Company incentive awards is not measured by performance of the Company over longer than a one-year period.

 (5) Reflects the fair market value of grants of restricted stock on the date of grant. Restricted stock awarded to Mr. Weeter vests in three approximately equal installments on the first, second and third anniversary dates of the award. No dividends have been paid on the shares awarded in the above table because no dividends have been declared by the Company since those shares were awarded.

 (6) Reflects the number of shares of Common Stock of the Company covered by stock options granted during the year. No stock appreciation rights ("SAR"), either in conjunction with or separate from stock options, were granted to the named executives during the years shown.

 (7) Mr. Malone was elected Chairman of the Company in 1996 and Chief Executive Officer in 1997.

 (8) Life insurance premium.

 (9) Mr. Pryor has served as President since 2001. From 1992 to 2001 he was President of Pryor & Associates, which provided consulting services to the food service industry. From 1996 to 2000 he was President and Chief Executive Officer of Valley Innovative Services, a food services management company.

(10) Matching contribution to the Company's Salary Deferral Plan.

(11) Mr. Najm was elected Vice President-Operations in March 1999. From 1995 to 1999 he served as Vice President-Operations of The Kirby Company, a vacuum cleaner manufacturer.

(12) Mr. Weeter was elected Vice President in 2001. He has also served as President of the Americas Sales Division since 2000, and was Vice President of the Americas Sales Division from 1998 to 2000. He has also served as President of FVS Inc., a Distributor of products manufactured by the Company, since 1985.

(13) Mr. Duggan has served in various executive capacities with the Company since 1990. He was elected Vice President in 2001 and has served as President of the International Sales Division since 2002. From 1997 to 2002 he was President of the Asia-Pacific Sales Division.

1992 OMNIBUS LONG-TERM COMPENSATION PLAN

     In 1992, the stockholders of the Company adopted the Omnibus Long-Term Compensation Plan (the "Plan"). The purpose of the Plan is to advance the long-term interests of the Company by motivating executive personnel by means of long-term stock based or derivative compensation, to align the interests of participants with those of the stockholders, and to permit the Company to attract and retain Directors and executive personnel.

     The Plan provides for the grant of the following types of awards: stock options, including incentive stock options; stock appreciation rights, in tandem with stock options or freestanding; common stock awards; phantom stock; restricted stock; and performance shares. Awards are determined by the Compensation Committee and approved by the Board of Directors. There were no options granted to any of the named executive officers in 2002.

     The following table sets forth information regarding stock options held at the end of the fiscal year by the named executive officers. There were no stock option exercises in 2002 by any named executive officer.

                                              NUMBER OF SHARES OF
                                            COMMON STOCK UNDERLYING        VALUE OF UNEXERCISED
                                            UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                             SEPTEMBER 30, 2002(1)         SEPTEMBER 30, 2002(2)
                                          ---------------------------   ---------------------------
NAME                                      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                      -----------   -------------   -----------   -------------
James R. Malone                             284,999        116,667          $0             $0
John A. Pryor                                50,000        100,000          $0             $0
Joseph L. Najm                               26,666         33,334          $0             $0
Darrell Weeter                               47,499         30,001          $0             $0
Daniel Duggan                                73,333         26,667          $0             $0

---------------

(1) There were no SARs outstanding at September 30, 2002 and none were granted during the year.

(2) The "value of unexercised in-the-money options at September 30, 2002" was calculated by determining the difference between the fair market value of the underlying shares of Common Stock at September 30, 2002 ($.56 per share) and the exercise price of the option. An option is "in-the-money" when the fair market value of the underlying shares of Common Stock exceeds the exercise price of the option. None of the options held by the named executive officers were "in-the-money" on September 30, 2002.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with each of the named executive officers under which they are to receive one year's salary in the event of termination of employment without cause. Certain executives of the Company also have agreements which provide that in the event of termination of employment without cause (other than for death or disability, or voluntary termination by the employee) in the twelve months following a change in control (as defined in the agreement), the executives are to receive compensation equal to a certain number of months of salary. In the case of Mr. Malone this compensation is equal to two years' base salary. In the case of the remaining named executive officers this compensation is equal to one years' base salary.

REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is responsible for recommending to the Board of Directors the compensation of executive officers and key employees of the Company. The Compensation Committee periodically reviews compensation of the Chief Executive Officer, other executive officers and key employees of the Company. The Compensation Committee also monitors performance and fixes awards based on performance standards. The Committee's policy in evaluating and compensating executive officers and key employees is to consider the performance of the Company as a whole and the individual's contribution toward the Company's attainment of established Company and individual goals.

     The composition of compensation varies broadly among executive officers and key employees of the Company based on their responsibilities. Generally, base salary is targeted at competitive rates believed to be necessary to retain qualified personnel. The Company maintains an Incentive Bonus Plan under which participating employees may be eligible for a bonus if the Company meets certain financial targets. For 2002, maximum bonus payable to an individual was a percentage of base salary ranging from 10% to 50% with both quarterly and annual targets. Bonuses were based on the Company's sales (25% of the bonus) and on the Company's earnings before interest, taxes, depreciation and amortization (EBITDA) (75% of the bonus). Participants could elect to take part of their bonus in Common Stock of the Company. From time to time, the Company engages outside compensation consultants to provide information and advice about competitive levels of compensation and particular compensation techniques.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Malone's base salary in 2002 was set by the Compensation Committee at $200,000 per year, an amount which the Committee believes is competitive with other consumer goods companies of similar size and taking into account Mr. Malone's reduced involvement with the Company while retaining his titles of Chairman and Chief Executive Officer. Mr. Malone receives other benefits available generally to all executives and was also given a lump sum payment of $50,000 to be spent in his discretion for other benefits. The Company also paid life insurance premiums for Mr. Malone, and an additional amount to cover income taxes due on such benefits provided to him.

                         For the Compensation Committee

                                      Ivan J. Winfield
                                      Thomas N. Davidson
                                      Kirk W. Foley

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     At the beginning of 2002 the Compensation Committee was composed of Robert
J. Abrahams (Chairman), Thomas N. Davidson and John S. Meany, Jr. In February Mr. Abrahams and Mr. Meany resigned from the Board of Directors and were replaced as members of the Compensation Committee by Kirk W. Foley and Ivan J. Winfield, who became Chairman. Mr. Foley previously served as Chief Executive Officer of the Company from 1989 to 1997. In 2002 the Company agreed to reimburse Mr. Foley in the amount of $80,000 for a portion of the legal expenses incurred in his capacity as Designated Agent in connection with the Agreement (and related filing of Schedule 13D).

                            PERFORMANCE COMPARISONS

     The following chart compares the cumulative shareholder return of the Company for the five years ended September 30, 2002 to the NASDAQ National Market Composite Index and a Company-determined peer group. The Company's Common Stock is traded on the OTC Bulletin Board. The chart assumes the investment of $100 on September 30, 1997 and the immediate reinvestment of all dividends.

[PERFORMANCE GRAPH]

                                         1997      1998      1999      2000      2001     2002
                                        -------   -------   -------   -------   ------   ------
HMI Industries Inc....................  $100.00   $ 33.33   $ 33.33   $ 21.43   $13.33   $13.33
Peer Group............................  $100.00   $ 58.98   $117.24   $106.84   $63.09   $59.12
NASDAQ Market Index...................  $100.00   $103.92   $168.12   $229.98   $94.23   $75.81

     The peer group companies, which are in similar lines of business as the Company, are Applica Incorporated, National Presto Industries, Inc., Royal Appliance Mfg. Co. and Salton, Inc. Some of the Company's direct competitors are divisions of larger corporations, privately held corporations or foreign corporations and are not included in the peer comparisons since the pertinent information is not available to the public.

                              RELATED TRANSACTIONS

     Darrell Weeter, an executive officer of the Company, has served for many years as President of FVS, Inc. a distributor of products manufactured by the Company and which is owned by Mr. Weeter and his wife. In 2002 FVS purchased a total of $100,352 in products from the Company. For information regarding a transaction involving Kirk Foley, please see "Compensation Committee Interlocks and Insider Participation" above.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers, directors and owners of more than 10% of the Company's common stock file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission and to furnish the Company with a copy of all such reports they file. Specific due dates have been established and the Company is required to disclose any failure to file the reports by the due dates. Based solely on a review of the copies of such forms the Company has received, the Company believes that all of its executive officers, directors and 10% stockholders complied with all filing requirements applicable to them with respect to transactions occurring during the fiscal year ended September 30, 2002.

                           PROPOSALS OF STOCKHOLDERS

     Any proposal which a stockholder intends to present at the annual meeting of stockholders to be held in the year 2004 and wishes to include in the proxy statement must be received by the Secretary of the Company at its executive offices at Genesis Office Building, 6000 Lombardo Center, Seven Hills, Ohio 44131 no later than January 7, 2004. If the Company does not receive notice of a stockholder proposal by March 23, 2004, then the proxies held by management may provide the discretion to vote against such proposals. All proposals submitted must be accompanied by the name, address, telephone number and number of shares owned by the proposing stockholder. If the proposing stockholder is not a shareholder of record, proof of beneficial ownership must be submitted. All proposals must be a proper subject for action by shareholders and must comply with the rules of the Securities and Exchange Commission.

                     OTHER MATTERS; SOLICITATION OF PROXIES

     As of the time of preparation of this proxy statement, the Board of Directors knows of no matters other than those described herein. However, if any other matter properly comes before the meeting or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

     Costs of solicitation will be borne by the Company. Solicitation will be by mail, except for any incidental personal solicitation made by directors, officers and regular employees of the Company.

                                          By Order of the Board of Directors

                                          /s/ JOHN S. MEANY JR.
                                          John S. Meany, Jr.

                                          Secretary
May 8, 2003
Seven Hills, Ohio

                              HMI INDUSTRIES INC.
     GENESIS OFFICE BUILDING, 6000 LOMBARDO CENTER, SEVEN HILLS, OHIO 44131

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 22, 2003
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints James R. Malone, John S. Meany, Jr. and John
A. Pryor or any of them, each with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of shares that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of HMI Industries Inc., to be held at the Genesis Office Building, 6000 Lombardo Center, Seven Hills, OH 44131 on Thursday, May 22, 2003, at 10:00 A.M. Eastern Daylight Time, and at any adjournment or postponement thereof upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as follows:

1. Election of Directors      [ ] FOR all nominees listed below              [ ] WITHHOLD AUTHORITY
                               (except as noted to the contrary below)        to vote for all nominees listed below

  NOMINEES: Robert Breadner, Thomas N. Davidson, Kirk W. Foley, Wesley Eric
            Foley, James R. Malone, John A. Pryor, Murray Walker, Ivan Winfield

  INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                THAT NOMINEE'S NAME ON THE FOLLOWING LINE:

--------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon all other matters properly brought before the meeting.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED IN THE SPACE PROVIDED. TO THE EXTENT NO DIRECTIONS ARE GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF ANY OR ALL OF THE NOMINEES FOR DIRECTOR, AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

Dated                         2003
      ------------------------
                                                --------------------------------

                                                           Signature

                                                --------------------------------
                                                  Signature (if jointly held)

                                                Where stock is registered
                                                jointly in the names of two or
                                                more persons, all should sign.
                                                Signature should correspond
                                                exactly with the name on the
                                                stock certificate. Persons
                                                signing in a representative
                                                capacity should indicate that
                                                capacity.
                                                     I DO [ ]    DO NOT [ ]
                                                       PLAN TO ATTEND THE
                                                   ANNUAL MEETING IN PERSON.

                                   Proxy Card